EXHIBIT 4.4.(e)


                         1165(e) PLAN ADOPTION AGREEMENT

                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

                     AMENDED EFFECTIVE AS OF JANUARY 1, 1998




















(1/01/99 VERSION)

                    BY executing  this  Adoption   Agreement  the  Employer  is
adopting a profit sharing plan with optional Section 1165(e) provisions for the benefit of its Employees. The Employer's Plan is comprised of: (i) [X] the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Document or [ ] the Employer's Defined Contribution Retirement Plan Document; (ii) [X] the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust or [X] the Employer's Defined Contribution Retirement Plan Trust; and
(iii) [X] this Adoption Agreement. The terms used in this Adoption Agreement, as well as the rules to be complied with in connection with the Plan, are fully explained in the [X] Master Plan Document or [ ] the Employer's Plan Document. When signing this Adoption Agreement, if applicable, the Employer has received copy of the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan and the Master Plan's Summary Plan Description. The Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust is available upon request at Banco Popular's main offices in Hato Rey, Puerto Rico.









                         1165(e) PLAN ADOPTION AGREEMENT
                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN
                 COPYRIGHT@ 1998 BY BANCO POPULAR DE PUERTO RICO




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EMPLOYER INFORMATION

NAME OF EMPLOYER:          POPULAR LEASING & RENTAL, INC.
                    ------------------------------------------------------------
ADDRESS:      P.O. BOX 50045
         -----------------------------------------------------------------------
              SAN JUAN, PR 00903
--------------------------------------------------------------------------------

TELEPHONE: ------------------------------- TELEFAX:-----------------------------

PERSON FOR BANCO POPULAR DE PUERTO RICO TO CONTACT:
                                                    ----------------------------
EMPLOYER TAX IDENTIFICATION NUMBER:        66-0453249
                                    --------------------------------------------
TYPE OF BUSINESS:

        [  ]  Unincorporated Trade or Business

        [  ]  Partnership

        [X ]  Corporation

        [  ]  Other (specify) --------------------------------------------------

Employer's taxable year:

        [  ]  Calendar Year

        [X ]  Fiscal Year ending on     November 30
                                    --------------------------------------------
GENERAL PLAN INFORMATION
PLAN NAME

   Popular Leasing & Rental, Inc. - Retirement & Savings Plan
--------------------------------------------------------------------------------
(Employer's name and type of plan)

ADOPTION OR AMENDMENT OF PLAN

By signing this Adoption Agreement the Employer:

        [  ] adopts the Banco Popular de Puerto Rico Master Defined Contribution
             Retirement Plan and its Master Trust

        [  ] adopts the Banco Popular de Puerto Rico Master Defined Contribution
             Retirement Plan and an Individual Trust

        [  ] adopts an Individual Defined Contribution Retirement Plan and the
             Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust,

        [X ] amends certain options of an earlier Banco Popular de Puerto Rico
             Master Defined Contribution Retirement Plan Adoption Agreement for this 1165(e) Plan,

        [  ] amends and restates the following Plan:

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                 Name of Plan:
                                 -----------------------------------------------

                 Effective Date:
                                 -----------------------------------------------

EFFECTIVE DATE

The effective date of this Plan or amendment is:       January 28, 1999
                                                --------------------------------
                                                       (month/day/year)
(cannot be earlier than the first day of the Plan Year in which the Employer signs this Adoption Agreement).

PLAN YEAR

The Plan Year will be a calendar year unless the Employer elects otherwise by checking the box below:

   [  ] The Plan Year shall begin on                 and end on
                                     ---------------             ---------------
                                       (month/day)                 (month/day)

   [  ] If applicable, the first Plan Year is a short Plan Year beginning on and ending on
        ---------------                ---------------
          (month/day)                   (month/day)

ACCOUNTING METHOD

The Plan shall use the cash basis accounting method.


ELIGIBILITY FOR PLAN PARTICIPATION

WAIVER OF REQUIREMENTS FOR NEW PLANS

[ ] If checked, each Employee employed on the Effective Date is automatically eligible to participate. Employees hired after the Effective Date are eligible upon satisfying any service and/or age requirements specified below:

AGE REQUIREMENT. An employee must fulfill the following age requirement to become a Participant:

   [  ]  No minimum age required.
   [X ]  Minimum age       18       (not greater than 21).
                     -------------
   [  ]  Other

SERVICE REQUIREMENTS. An employee must fulfill the following service requirement to become a Participant:

   [  ]  No service requirement.
   [X ]  One year of service.
   [  ]  Other

METHOD FOR CALCULATING YEAR OF SERVICE.

   [ ] HOURS OF SERVICE METHOD. An Employee's service will be determined by using the Hours of Service method as described in Article 3 of the Master Plan document or the Employer's Individual Plan Document.

   [X ] ELAPSED TIME METHOD. An Employee's service will be determined using the elapsed time method, as described in Article 3 of the Master Plan document or the Employer's Individual Plan Document.

PREDECESSOR EMPLOYERS. Service with the following predecessor employers will be treated as service with the Employer:

Inversiones Internacionales; Velco; Metropolitana de Prestamos, Banco Popular
--------------------------------------------------------------------------------
and any other subsidiary of Popular, Inc.
--------------------------------------------------------------------------------

ENTRY DATES

An Employee may elect to become a Participant and start making Employee Contributions on any entry date on or after he or she satisfies the Plan's eligibility requirements.

INDICATE THE PLAN'S ENTRY DATES:

   [  ]  Monthly Entry Dates.  The first day of each month date.

   [X ] Quarterly Entry Dates. The first day of each of the first, fourth, seventh and tenth months of the Plan Year is an entry date.

   [ ] Semi-Annual Entry Dates. The first day of each of the first and seventh months of the Plan Year is an entry date.


COMPENSATION

A Participant's Compensation shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Except that if checked below, Compensation will exclude the following items:

   [  ]  bonuses
   [X ]  overtime
   [  ]  commissions
   [  ]  other items (specify)
                                ------------------------------------------------

   -----------------------------------------------------------------------------

CONTRIBUTIONS

PROFIT SHARING CONTRIBUTIONS

   [  ]  The Employer will make no Profit Sharing Contributions

   [X ] For each Plan Year in which this Plan is in effect the Employer may make contributions to the Trust in one or more installments out of its Net Profits (as defined in section 6.2c.(3) of the Plan) for the Plan Year, in such amounts as the Employer may determine (if any). The Plan Year for which each contribution is made shall be designated at the time of the contribution. Profit-Sharing Contributions may not exceed the lesser of Employer's Net Profits or 15% of a Participant's Compensation in any Plan Year.

EMPLOYEE CONTRIBUTIONS
Participants may make contributions as follows:

   [  ]  Pre-Tax Contributions.

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   [  ]  After-Tax Contributions.

   [X ] Pre-Tax Contributions and/or After-Tax Contributions, at the election of the Participant.

Pre-Tax Contributions in a Plan Year may not exceed 10% of Compensation or $7,500, in 1997, and $8,000, in 1998 and thereafter whichever is less.

After-Tax Contributions in a Plan Year, if authorized, may not exceed 10% of the aggregate compensation paid to the Employee during all the years he or she has been a Plan Participant.

Pre-Tax Contributions and/or After-Tax Contributions may not commence prior to the date the Plan is adopted.

MATCHING CONTRIBUTIONS

   [  ]  The Employer will make no Matching Contributions.

   [X ] The Employer will make a Matching Contribution equal to 50 cents for each dollar of a Participant's:

         [X ]  Pre-Tax Contributions.

         [  ]  After-Tax Contributions.

         [  ]  Pre-Tax Contributions and After-Tax Contributions.

However, the Employer will not make Matching Contributions above 8% of the Participant's Compensation.

QUALIFIED MATCHING AND NON-ELECTIVE CONTRIBUTIONS

Qualified Matching Contributions and Qualified Non-Elective Contributions, as defined in the Master Plan Document or the Employer's Plan Document, will be taken into account for purposes of calculating the Actual Deferral Percentages of Non-Highly Compensated Employees to the extent necessary to meet the Actual Deferral Percentage test.

ROLLOVER CONTRIBUTIONS

The Plan's Trustee shall be authorized to receive rollover contributions,

   [ ] Only if the Employee has met the participation requirements of the Plan as of the date of the contribution.

   [ ] Even if the Employee has not met the participation requirements of the Plan as of the date of the contribution.

VESTING

PRE-TAX AND/OR AFTER-TAX CONTRIBUTIONS

Pre-Tax and/or After-Tax Contributions are always 100% vested.

MATCHING CONTRIBUTIONS AND/OR PROFIT SHARING CONTRIBUTIONS

Matching Contributions and/or Profit Sharing Contributions will vest in accordance with the following vesting schedule:


                                                                              Graded Vesting Table

                                                                                     (1)               (2)               (3)
   [  ]  FULL VESTING.  Participants are 100% vested at all times                   YEARS OF          VESTED       MINIMUM REQUIRED
                                                                                    SERVICE         PERCENTAGE        PERCENTAGE
   [  ]  CLIFF VESTING. Participants are 100% vested after completing ____ years of service (insert number; cannot be greater than 5). The Participant will be 0% vested until completing the years of service specified
         above.                                                                  Less than 1                               0
                                                                                                     --------

                                                                                 At least 1             20                 0
                                                                                                     --------

   [X ]  GRADED VESTING.  Participants are vested in accordance with the         At least 2             40                 0
         following vesting schedule.  (A Participant's vested percentage is                          --------
         the percentage inserted in column (2) or the percentage in column
         (3), whichever is greater.  Spaces left blank are treated as zeros).    At least 3             60                20
                                                                                                     --------

                                                                                 At least 4             80                40
                                                                                                     --------

                                                                                 At least 5            100                60
                                                                                                     --------

                                                                                 At least 6                               80
                                                                                                     --------

                                                                                 At least 7                              100
                                                                                                     --------

YEARS OF SERVICE EXCLUDED IN DETERMINING VESTED PERCENTAGES. Need not be completed - check as many as desired.

   [  ]   Years completed before the effective date of this Plan (or a predecessor plan).

   [  ]   Years completed before the Participant's _____ birthday (insert birthday not greater than 18th).

LOANS

   [  ]   Loans from the Plan will be permitted, subject to the Plan's loan rules. (Loans will not be available to Owner-Employees unless one of the following occurs: such person has at his expense obtained an administrative exemption from ERISA's prohibited transaction rules from the United States Department of Labor with respect to such loan or the United States Department of Labor has issued a prohibited transaction class exemption covering such loans.)

   [X ]   Loans to Participants from the Plan are not permitted.

IN-SERVICE WITHDRAWALS

The following provisions will govern the availability of in-service withdrawals from a Participant's accounts. See Article 9 of the Plan document for additional details, including definitions and limitations.

PROFIT SHARING CONTRIBUTIONS.

In-service withdrawals from Profit Sharing Contributions will not be allowed unless one of the following boxes is checked:

   [  ]   In-service withdrawals from Profit Sharing Contributions Account will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Master Plan Document or the Employer's Individual Plan Document.

   [  ]   In-service withdrawals from Profit Sharing Contributions Account will be allowed for any reason.

PRE-TAX CONTRIBUTIONS. In-service withdrawals from Pre-Tax Contributions will only be allowed in case of a financial hardship as such term is defined in
Article 9.1 of the Master Plan Document or the Employer's Individual Plan Document.

AFTER-TAX CONTRIBUTIONS. In-service withdrawals from After-Tax Contributions will be allowed for any reason.

MATCHING CONTRIBUTIONS. In-service withdrawals from Matching Contributions will not be allowed unless one of the following boxes is checked:

   [  ]   In-service withdrawals from Profit Sharing Contributions Account will only be allowed in case of a financial hardship as such term is defined in Article 9.1 of the Master Plan Document or the Employer's Individual Plan Document.

   [  ]   In-service withdrawals from Profit Sharing Contributions Account will be allowed for any reason.

ROLLOVER CONTRIBUTIONS.  Refer to Article 9 of the Master Plan document.

WITHDRAWALS AFTER AGE 59 1/2.

   [  ]   If checked, after 59 1/2 a Participant may make in-service withdrawals from his Pre-Tax Contributions and, if applicable, from his Qualified Matching and Non-Elective Contributions Accounts without financial hardship (up to the vested percentage of each such accounts).

FINANCIAL HARDSHIP. An in-service withdrawal will be on account of financial hardship only if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet such need. A withdrawal will be deemed to be on account of an immediate and heavy financial need if it is occasioned by:

     o a deductible medical expense incurred by the Participant or his spouse, children or dependent; (not reimbursed by medical insurance or otherwise);

     o purchase of the Participant's principal residence (not including mortgage payments);

     o tuition payments for the next semester or quarter of post-secondary education for the Participant or his spouse, child or dependent;

     o rent or mortgage payments to prevent the Participant's eviction from or the foreclosure of the mortgage on his principal residence; or

     o such other event or circumstances as the Puerto Rico Secretary of the Treasury through regulations may permit.

A Participant must establish to the Plan Administrator's satisfaction both that the Participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need.

The Trustee and the Plan Administrator shall agree as to the most convenient way of administering the financial hardship provisions of the Plan.

A Participant who makes a withdrawal on account of a financial hardship may not make Pre-Tax Contributions or After- Tax Contributions hereunder (or under any other Plan maintained by the Employer) for a period of 12 months following the date of the in-service withdrawal.

PAYMENT. Participants in-service withdrawal request shall be paid on or before the last day of each:

          /  / month

          /  / quarter

          /  / semester

          /  / the Plan year

RETIREMENT AGE

NORMAL RETIREMENT AGE. A Participant will be fully vested and may retire after the latter of: reaching age 65 or the fifth anniversary of the first day of the Plan Year in which he/she commenced participation in the Plan.

DISABILITY RETIREMENT. A Participant will be fully vested and may retire before normal retirement upon becoming disabled.

EARLY RETIREMENT AGE.

   [  ]   If checked, a Participant will be fully vested and may retire prior to Normal Retirement Age upon reaching age _____ and completing _____ years of service.

DISTRIBUTION OF VESTED BENEFITS BEFORE RETIREMENT, DEATH OR DISABILITY.

If the Participant terminates his employment with the Employer before reaching his normal or early retirement age, becoming disable or dying, Participant
/ / shall be / / shall not be allowed to apply for an early distribution of his plan benefits.


DISTRIBUTION OF BENEFITS

Upon becoming entitled to the distribution of this Plan benefits, the Participants or their authorized representative must request from the Employer that their benefits be distributed. In such request, the Participant, or his or her authorized representative, must elect one of the following payment alternatives:

     [X ]  Lump-Sum cash distribution

     [  ]  periodic payments

The election of one optional payment form may require the consent of the Participant's surviving spouse. Benefit distributions may not exceed the Participant's life expectancy and that of his or her surviving spouse.

If the Employer elects more that one method of distribution hereunder, then, the Participants' shall elect under which of such methods his' or her's benefit shall be distributed.

TIME OF PAYMENT

When a Participant retires, becomes disable or die, the distribution of his benefits shall commence:

     [X ] as soon as it is administrative feasible following the termination of the Plan Year in which the Participant request the distribution of his' or her's benefits or such amount becomes payable.

     [ ] as soon as it is administrative feasible following the date in which the Plan Participant requests the distribution of his' or her's benefits or such amount becomes payable.

     [ ] as soon as it is administrative feasible following the termination of the Plan Year in which there is a __________ consecutive break in service of one year.

     [  ] only after you have reached your Normal Retirement Date or Early
          Retirement Date (if applicable).

If the Plan Participant terminate his employment for a reason other than deaths, disability, or retirement payments shall commence:

    [X ] as soon as it is administrative feasible following the termination of the Plan Year in which the Participants requested the distribution or the same becomes payable.

     [ ] as soon as it is administrative feasible following the date in which the Plan Participant requested the distribution of his' or her's benefits or such amount becomes payable.

     [ ] as soon as it is administrative feasible following the termination of the Plan Year in which the Plan Participant incurs _______ consecutive break in service of one year.

     [  ] only after you have reached your Normal Retirement Date or Early
          Retirement Date (if applicable).

INVESTMENT FUNDS

Investment Funds shall be those selected by the Employer on the separate Investment Funds Selection Form.

All investment instructions as to each Participant's accounts will be directed by the Participant and/or the Employer. However, if no investment instructions are provided by the Participant and/or the Employer, the Participant's accounts will be invested in equal proportions among the investment funds chosen by the Employer.

For purposes of the Plan, the Trustee /X / shall be / / shall not be considered as a directed trustee.

PARTICIPANT'S INVESTMENT INSTRUCTIONS

The Participants will be allowed to modify their investments instructions on a / / monthly /X/ quarterly / / semi annual / /annual basis.

PARTICIPANT'S CONTRIBUTIONS TO THE PLAN

The Participants will be allowed to modify or suspend their pre-tax and/or their after-tax contributions to the Plan on a / / monthly /X/ quarterly / /
/  / semi annual /  / annual basis.


PLAN ADMINISTRATION

PLAN ADMINISTRATOR. The Employer is the legal Plan Administrator under ERISA. Specify one or more officers, partners, Employees or other persons to perform the functions of the Plan Administrator:

             Mercedes Moure
--------------------------------------------------------------------------------
             Andres F. Morrell
--------------------------------------------------------------------------------
             Willie Bidot
--------------------------------------------------------------------------------

Each person selected must submit a specimen signature. Any such appointment may be changed by written notice.

MASTER TRUST

By executing this Adoption Agreement the Employer /X / adopts / / does not adopts the Master Trust established by Banco Popular de Puerto Rico to carry out the purposes of the Plan and thus retains Banco Popular as Trustee. The terms of the Trust and corresponding fees are contained in the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan, Master Trust and Fee Schedule respectively, which are incorporated by reference into this Adoption Agreement.

RECORDKEEPER

/X/ By executing this Adoption Agreement, the Employer retains Banco Popular de Puerto Rico as Recordkeeper of the Plan pursuant to the Recordkeeping Agreement and Fee Schedule incorporated by reference into this Adoption Agreement.

/ /  The Employer has selected as recordkeeper for the Plan:

     Name
          ----------------------------------------------------------------------
     Address
             -------------------------------------------------------------------
     Telephone No.
                    ------------------------------------------------------------
     Contact Person
                    ------------------------------------------------------------

RECORDKEEPER AND TRUSTEE'S FEES

By executing this Adoption Agreement, the Employer agrees to retain Banco Popular de Puerto Rico as Recordkeeper and, if applicable, as Trustee of the Plan, for an initial minimum period of three years. This Agreement shall renew automatically for an indefinite period of time. The Employer may terminate this Agreement at any time subject to a written termination notice received by Banco Popular at least thirty days prior to the effective date of termination. If termination occurs during the initial three year period, the Employer agrees to compensate Banco Popular with a termination fee equal to three times the total annual fees minus any amount already satisfied in connection with the services rendered since the effective date of this agreement. Banco Popular may change the Fee Schedule from time to time and shall provide written notification to the Employer.


VALUATING OF PARTICIPANT'S ACCOUNTS

The Participant's Accounts shall be valued / / monthly /X/ quarterly / / semi annually / / annually.

PARTICIPANT'S ACCOUNT STATEMENTS

The Participants shall be provided with a statement of their account on a / / monthly /X/ quarterly / / semi annually / / annual basis.


SATISFACTION OF THE PARTICIPATION AND NON-DISCRIMINATION REQUIREMENTS OF THE IRC BY EMPLOYERS WITH EMPLOYEES WITHIN AND WITHOUT PUERTO RICO OR THAT ARE MEMBERS OF AN AFFILIATED GROUP.

The satisfaction of the participation and non-discrimination requirements of section 1165(a)(3)(A), 1165(a)(4), and 1165(e)(3) of the IRC shall be determine by taking into the account the active Employees that the Employer has in Puerto Rico. Notwithstanding the above, in the case of an Employer having Employees within and without Puerto Rico or that is a member of an affiliated group of corporations or partnerships (within the meaning of section 1028 of the IRC) that adopt the same plan, said Employer or Employers may elect to meet the above mentioned requirements as follows:

     /X/ By taking into the account all the active Employees (employed within and without Puerto Rico) of the Employers or of each individual Employer;

     / / By taking into the account all the Employees of the affiliated group of corporation or partnerships (even if some of the members of the affiliated group of corporations or partnerships have no Employees in Puerto Rico);

     / / By taking into the account all the Employees of those members of the affiliated group of corporations or partnerships having Employees in Puerto Rico; or

     / / By taking into the account all the Employees employed by the members of the affiliated group of corporations or partnerships in Puerto Rico.

The above mentioned options shall be available as long as the Plan offers to the Puerto Rico resident Employees the same benefits offered to those Employees located outside of Puerto Rico.

EXECUTION OF ADOPTION AGREEMENT

EMPLOYER

Name of Employer:         Popular Leasing & Rental, Inc.
                  --------------------------------------------------------------

Signed:                   [Andres F. Morrell]
        ------------------------------------------------------------------------

Print name and title:     Andres F. Morrell, President
                      ----------------------------------------------------------

Date:                     January 28, 1999
      --------------------------------------------------------------------------

RESPONSIBILITIES OF EMPLOYER

The Employer understands that, by establishing this Plan, it will have certain legal responsibilities for which neither the Trustee nor the Plan Sponsor will be responsible. The Employer also understands that it will be solely responsible for any taxes, costs or expenses arising from the disqualification of the Employer's Plan. The Employer warrants that it has obtained legal and tax advice to the extent the Employer deems necessary before signing this Adoption Agreement.

TRUSTEE

Name of Trustee:         BANCO POPULAR DE PUERTO RICO
                  --------------------------------------------------------------

Address:                 209 Ponce de Leon Avenue, Hato Rey, Puerto Rico 00917
                  --------------------------------------------------------------

Signed:                  [Maryvette Velazquez Torres]
                      ----------------------------------------------------------

Print name and title:    Maryvette Velazquez Torres, Vice President
                      ----------------------------------------------------------

Date:                    January 28, 1999
                      ----------------------------------------------------------

The identifying number for the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan document is 01 and for this Adoption Agreement is
102. The Plan Sponsor is (insert Employer's name and address)

------------------------------------------------------------------------------.

Banco Popular de Puerto Rico will notify you if it amends or discontinues this Master Plan.

The Employer should insure that this Adoption Agreement has been filled out completely and properly. Failure to do so may result in Plan disqualification.

                    EMPLOYER'S SELECTION OF INVESTMENT FUNDS
                    ----------------------------------------


Employer Name:      Popular Leasing & Rental, Inc.
               -----------------------------------------------------------------

Plan Name:          Popular Leasing & Rental, Inc. Retirement & Savings Plan
               -----------------------------------------------------------------

The Employer selects the following Investment Funds for the above named plan:
(At least three.)

1.                  Vanguard Windsor II
         -----------------------------------------------------------------------
2.                  Strong Government Securities
         -----------------------------------------------------------------------
3.                  Fidelity Advisor Inst. Equity Growth
         -----------------------------------------------------------------------
4.                  Dodge & Cox Income
         -----------------------------------------------------------------------
5.                  Lazard Small Cap Portfolio
         -----------------------------------------------------------------------
6.                  Popular, Inc. Common Stock
         -----------------------------------------------------------------------

         In San Juan, Puerto Rico on the 28th day of January, 1999.

EMPLOYER

         Name of Employer:          Popular Leasing & Rental, Inc.
         Signed:                    [Andres F. Morrell]
         Print name and Title:      Andres F. Morrell, President
                                    --------------------------------------------
         Date:                      January 28, 1999

TRUSTEE

         Name of Trustee:           Banco Popular de Puerto Rico
         Signed:                    [Maryvette Velazquez Torres]
                                    --------------------------------------------
         Print name and Title:      Maryvette Velazquez Torres, Vice President
                                      & Pension Plan Manager
         Date:                      January 28, 1999








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